Exhibit 4.3

                           Revised Extension Agreement

      Reference is made to that certain (i) Registration Rights Agreement (the "M.A.G. Registration Rights Agreement") dated July 21, 2005 between Futuremedia PLC (the "Company") and Mercator Momentum Fund, LP ("MMF"), Mercator Momentum Fund III, L.P. ("MMFIII"), Monarch Pointe Fund, Ltd. ("MPF") (collectively, the "Funds") and M.A.G. Capital, LLC ("M.A.G.") (the Funds and M.A.G. are referred to individually as a "Holder" and collectively as the "Holders") relating to the Securities Purchase Agreement ("the M.A.G. Securities Purchase Agreement") dated July 21, 2005 between the Company and the Holders; (ii) Convertible Debenture due October 31, 2006 and dated July 21, 2005 issued by the Company to MMF (the "MMF Convertible Debenture") relating to the M.A.G. Securities Purchase Agreement; (iii) Convertible Debenture due October 31, 2006 and dated July 21, 2005 issued by the Company to MMFIII (the "MMFIII Convertible Debenture") relating to the M.A.G. Securities Purchase Agreement; (iv) Convertible Debenture due October 31, 2006 and dated July 21, 2005 issued by the Company to MPF (the "MPF Convertible Debenture") relating to the M.A.G. Securities Purchase Agreement (the MMF Convertible Debenture, the MMFIII Convertible Debenture and the MPF Convertible Debenture are referred to collectively as the "Convertible Debentures"); and (v) Extension Agreement dated September 2, 2005 by and among the Company, the Funds and M.A.G. (the "Original Extension Agreement") .

      WHEREAS, it is the intent of the Company and the Holders that this Agreement supersedes and replaces the Original Extension Agreement in its entirety; and

      WHEREAS, pursuant to the M.A.G. Registration Rights Agreement and each of the Convertible Debentures, the Company will file a registration statement by September 5, 2005 (e.g. 45 days after the date of the M.A.G. Registration Rights Agreement and each of the Convertible Debentures) with the Securities and Exchange Commission ("SEC") in order to register the resale of securities purchased under the M.A.G. Securities Purchase Agreement; and

      WHERAS, the Company's registration statement will disclose financial numbers as at July 31, 2005, which would allow a reader to determine the Company's fiscal First Quarter 2006 earnings performance; and

      WHEREAS, the Company will not release its fiscal First Quarter 2006 financial results until September 7, 2005; and

      WHEREAS, the Company desires the Holders to agree to extend the time by which the Company must file a registration statement with the SEC from September 5, 2005 (e.g. 45 days after the date of the M.A.G. Registration Rights Agreement and each of the Convertible Debentures) until September 9, 2005 (e.g. 49 days after the date of the M.A.G. Registration Rights Agreement and each of the Convertible Debentures), in order to permit the Company to release its fiscal First Quarter 2006 earnings performance prior to filing the registration statement.

      NOW, THEREFORE, for good and valuable consideration received, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders agree that:

1. This Agreement supersedes and replaces the Original Extension Agreement in its entirety and the Original Extension Agreement is of no further force or effect.

2. For purposes of the M.A.G. Registration Rights Agreement, the term of "forty-five (45) days" after the date of the M.A.G. Registration Rights Agreement, by which the Company shall file a registration statement with the SEC in order to register the resale of the securities purchased under the M.A.G. Securities Purchase Agreement, as the same appears in Section 2(a) of the M.A.G. Registration Rights Agreement, shall be amended to read "forty-nine (49) days".

3. In all other respects, the M.A.G. Registration Rights Agreement is unamended and in full force and effect and is hereby ratified and confirmed in every respect.

4. For purposes of each of the Convertible Debentures, the term of "45 days" after the date of each of the Convertible Debentures, by which the Company shall file a registration statement with the SEC in order to register the resale of

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securities purchased under the M.A.G. Securities Purchase Agreement or be deemed an Event of Default (as defined in each of the Convertible Debentures), as the same appears in Section 3(a)(ii) of each of the Convertible Debentures, shall be amended in each of the Convertible Debentures to read "49 days".

5. In all other respects, each of the Convertible Debentures is unamended and in full force and effect and is hereby ratified and confirmed in every respect.

                            [SIGNATURE PAGE FOLLOWS]

      EXECUTED as of this 7th day of September, 2005.


                                     FUTUREMEDIA PLC



                                     By: /s/ Leonard M. Fertig
                                         ----------------------------
                                     Name: Leonard M. Fertig
                                     Its:  Chief Executive Officer

                                     HOLDERS:

                                     MERCATOR MOMENTUM FUND, L.P.

                                     By:  M.A.G. CAPITAL, LLC
                                     Its: General Partner

                                     By: /s/ H. Harry Aharonian
                                         ----------------------------
                                     Name: H. Harry Aharonian
                                     Its:  Portfolio Manager

                                     MERCATOR MOMENTUM FUND III, L.P.

                                     By: M.A.G. CAPITAL, LLC
                                     Its: General Partner

                                     By: /s/ H. Harry Aharonian
                                         ----------------------------
                                     Name: H. Harry Aharonian
                                     Its:  Portfolio Manager


                                     MONARCH POINTE FUND, LTD.

                                     By: /s/ H. Harry Aharonian
                                         ----------------------------
                                     Name: H. Harry Aharonian
                                     Its:  Portfolio Manager


                                     M.A.G. CAPITAL, LLC

                                     By: /s/ H. Harry Aharonian
                                         ----------------------------
                                     Name: H. Harry Aharonian
                                     Its:  Portfolio Manager/Corp. Secretary